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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 _______________



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                  DATE OF REPORT                  JUNE 23, 1995
       (Date of earliest event reported)



                        COMPUTER LANGUAGE RESEARCH, INC.
             (Exact name of registrant as specified in its charter)






                  Texas                      0-12311             75-1297386
     (State or other jurisdiction of       (Commission        (I.R.S. Employer
      incorporation or organization)       File Number)      Identification No.)


   2395 Midway Road, Carrollton, Texas                              75006
(Address of principal executive offices)                         (Zip Code)


                                 (214) 250-7000
              (Registrant's telephone number, including area code)















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                        COMPUTER LANGUAGE RESEARCH, INC.

                                    FORM 8-K

                                  June 23, 1995



                                TABLE OF CONTENTS



ITEM                                                             PAGE
- - ----                                                             ----


  2  Acquisition or Disposition of Assets .....................    1


  7  Financial Statements, Pro Forma Financial Information,
       and Exhibits ...........................................    1


     Signatures ...............................................    2


































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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 23, 1995, the Company completed the sale of substantially all of the assets of its wholly-owned subsidiary, Electronic Form Systems Incorporated, to Vanier Graphics Corporation, a wholly-owned subsidiary of American Business Products, Inc. ("ABP") for $9.8 million. As consideration for the sale, the Company received cash of $3.0 million, shares of ABP common stock with a fair market value of $6.0 million, and a receivable for $800,000 to be paid within 90 days of closing. The purchase price was determined as a result of arms'-length negotiations between unrelated parties. A copy of the Asset Purchase Agreement is available for review within ABP's Form 8-K filing related to this transaction.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(A)      FINANCIAL STATEMENTS

No financial statements are being filed as none are required by this item.

(B)      PRO FORMA FINANCIAL INFORMATION

No pro forma financial information is being filed as none is required by Article 11 of Regulation S-X.

(C)      EXHIBITS

The Asset Purchase Agreement is available for review within American Business Products, Inc.'s Form 8-K filing related to this transaction.





























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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              COMPUTER LANGUAGE RESEARCH, INC.


DATE:  June 30, 1995           By:  M. Brian Healy
                                    --------------------------------------------
                                    M. Brian Healy
                                    Group Vice President, Finance and
                                    Administration and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)